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                                                                       EXHIBIT 4
                                                                       ---------
                                 PROMISSORY NOTE
                                 ---------------

$43,000,000                                             January 2, 2004
-----------                                             San Diego, California

     FOR VALUE RECEIVED, the undersigned THE 520 GROUP, LLC, a California limited liability company, (the "Borrower"), promises to pay to PRICE FAMILY CHARITABLE FUND, a California non-profit public benefit corporation, (the "Lender") or order, at 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037, or such other address as may be directed in writing, the principal sum of Forty-Three Million ($43,000,000) Dollars, together with interest thereon at a rate equal to the three (3) month London Interbank Offered Rate (LIBOR), as of the date of this Note, adjusted every ninety (90) days thereafter, plus three and one-quarter percent (3.25%); computed from the date hereof on the basis of a three hundred sixty-five day (365) year, actual days elapsed.

     1. PAYMENT OF PRINCIPAL AND INTEREST. Interest only shall be payable in quarter annual installments on May 20th, August 20th, November 20th, and February 20th beginning May 20th, 2004 until this Note is paid in full. All unpaid principal and accrued unpaid interest on this Note shall be due and payable in full on December 31, 2006.

     2. CREDIT OF PAYMENTS. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges and advances paid or incurred by Lender and for which the Borrower is obligated under the terms herein; (b) interest payable under this Note; and (c) principal under this Note. All installments of principal and interest of this Note shall be payable in lawful money of the United States of America.

     3. PREPAYMENT. The Borrower may prepay in whole, or from time to time in part, and without any premium or penalty therefor, the principal amount hereof then remaining unpaid, together with accrued unpaid interest on this Note. Any such prepayment shall be applied first to accrued unpaid interest on this Note and the balance to principal due hereunder.

     4. INTEREST AND DEFAULT. From and after the Maturity Date the entire unpaid principal balance and accrued unpaid interest shall automatically bear an annual interest rate equal to the lessor of: (a) ten percent (10%) per annum or
(b) the maximum interest rate allowed by law; in lieu of the rate provided above herein.

     5. ACCELERATION. In the event Borrower defaults in the payment of any installment of interest or principal of this Note when due, and such default is not cured within ten (10) days after Borrower receives a written notice of default from Lender, then the entire principal balance and accrued unpaid interest of this Note shall be immediately due and payable, at the option of the Lender, without further notice. Failure to exercise said option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

     6. ATTORNEY FEES. Borrower agrees to pay the following costs, expenses, and attorney fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note; and (c) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of this Note or any part of it.

     7. WAIVER. Borrower, endorsers, and all other persons liable or to become liable on this Note waive presentment, protest, and demand; notice of protest, demand, and dishonor; and all other notices or matters of a like nature.

     8. USURY. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note or any other agreement pertaining to this Note, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount

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that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

     9. FORBEARANCE NOT A WAIVER. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any Lender rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in writing signed by Lender.

     10. ASSIGNMENT. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or any proceeds of it, or assign or delegate any of its rights or obligations, without Lender's prior written consent in each instance. Lender, in its sole discretion, may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

     11. SEVERABILITY. If any provision of this Note, or the application of it to any party or circumstance, is held void, invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

     12. TIME IS OF THE ESSENCE. Time is of the essence with respect to all obligations of Borrower under this Note.

     13. GOVERNING LAW. This Note shall be construed and enforceable according to the laws of the State of California.

     14. SECURED OBLIGATION. This note is secured by a Pledge and Security Agreement dated the same date as this Note and made by Borrower, for the benefit of the Lender. Any default under said Agreement shall be deemed a default under this Note.

     15. DEMAND PAYMENT OPTION. The Lender shall have the right at any time prior to the maturity date to require the Borrower to repay the entire principal balance and accrued unpaid interest due under this Note in the event it is determined by the Lender, in consultation with Price Legacy Corporation (the "Company"), the Company's Board of Directors and/or the Company's tax advisors that this Note could jeopardize the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In the event the Lender elects to exercise its call option under this paragraph 15, the Lender shall provide the Borrower with written notice of such election, and the Borrower shall repay the entire principal balance and accrued unpaid interest due under this Note to the Lender within fifteen (15) days.

Executed as of the date first written above.

                                             BORROWER
                                             --------

                                             THE 520 GROUP, LLC

                                             By  /s/ Barry McComic
                                               ------------------------------
                                                  Barry McComic - Manager

                                             By  /s/ Mark Daitch
                                               ------------------------------
                                                  Mark Daitch - Manager

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